                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                       COMPUTER HORIZONS ANNOUNCES INITIAL
                            LIQUIDATING DISTRIBUTION

MOUNTAIN LAKES, NJ, March 5, 2007 - Computer Horizons Corp. (Nasdaq:CHRZ), today announced  that its Board of  Directors  has  declared  an  initial  liquidating distribution  of $4.00 per share to its common  shareholders.  The  distribution will be  payable  March 27,  2007 to  shareholders  of record as of the close of business on March 16, 2007. The initial liquidating distribution announced today is the first of what is  expected  to be a series of  liquidating  distributions pursuant to the plan of liquidation  and  dissolution  approved by the company's shareholders on February 14, 2007.

      The  liquidating   distribution   announced  today  represents  a  partial
distribution to  shareholders  of the proceeds  received by the company from the sale of its RGII  Technologies  subsidiary and substantially all of the non-cash assets of its Chimes, Inc. subsidiary and its Commercial division. "We expect to make additional liquidating  distributions as the company's remaining contingent liabilities and post-closing  obligations are  discharged,"  said Dennis Conroy,
President and CEO of the company.  Other factors that will affect the amount and timing of additional liquidating  distributions include the payment or provision for the payment of debts,  expenses,  taxes and other liabilities of the company and the timing and cost of  liquidating  and winding up the  company's  business affairs.

      For tax  purposes,  the  distribution  announced  today is a  "liquidating distribution". Each liquidating distribution should be allocated proportionately to each share of stock owned by a shareholder. A shareholder's gain or loss will be computed on a "per share" basis so that gain or loss is calculated separately for blocks of stock acquired at different dates and different prices.  Gain will be recognized in any taxable year in connection with a liquidating  distribution only to the extent that the  aggregate  value of all  liquidating  distributions received by a shareholder with respect to a share exceeds such shareholder's tax basis  for that  share.  If the  amount  of the  distributions  is less than the shareholder's  basis in his or her shares of common stock,  the shareholder will generally  recognize a loss only in the year the final  distribution is received by the shareholder (or by a liquidating trust on behalf of the shareholder).  We recommend  that  shareholders  consult their own tax advisors  regarding the tax consequences to them of the liquidation and dissolution.

      We will, at the close of each taxable year,  provide  shareholders and the
IRS with a statement  of the amount of cash and our best  estimates  of the fair market value of any property  distributed to the shareholders (or transferred to a  liquidating  trust) during that year as determined by us, at such time and in such manner as required by the Treasury Regulations.

      Statements  made in this news release  regarding the payment of additional liquidating distributions are forward-looking  statements.  Such forward-looking statements are subject to a number of risks and uncertainties,  and there can be no  assurance  that  the  expectations  reflected  in those  statements  will be realized or achieved. Such risks and uncertainties include,  without limitation,

possible  contingent  liabilities  and  post-closing  indemnification  and other obligations  arising  from  the  sale of the  company's  businesses;  and  risks associated  with the  liquidation  and  dissolution  of the company,  including, without  limitation,  settlement of the company's  liabilities and  obligations, costs  incurred in connection  with the carrying out of the plan of  liquidation and  dissolution,  the amount of income  earned on the  company's  cash and cash equivalents and short-term  investments  during the liquidation  period, and the actual timing of liquidating distributions.

      You should also read the risk factors that are  discussed in the company's periodic  reports filed with the Securities and Exchange  Commission,  including the risk  factors  contained  in the  company's  Form  10-K  for the year  ended
December  31, 2005.  You should be aware that the risk factors  contained in the
Form  10-K may not be  exhaustive.  Therefore,  we  recommend  that you read the information in that Form 10-K together with the other reports and documents that we file with the SEC from time to time,  including our Forms 10-Q and 8-K, which may  supplement,  modify,  supersede or update those risk  factors.  The company assumes no obligation to update the forward-looking  statements included in this press release.

Corporate Contact:      David Reingold
                        Investor Relations, Marketing
                        Computer Horizons Corp.
                        (973) 299-4105
                        dreingold@computerhorizons.com